UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 9, 2013

ALION SCIENCE AND TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-89756	54-2061691
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1750 Tysons Boulevard

Suite 1300

McLean, VA 22102

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (703) 918-4480

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 9, 2013, Scott Fry provided notice to Alion Science and Technology Corporation (“Alion”) of his decision to retire from his position as Sector Senior Vice President and Sector Manager, Engineering and Integration Solutions Sector (“EISS”) of Alion. Mr. Fry will step-down from his position as Sector Senior Vice President and Sector Manager, EISS effective as of November 1, 2013. Mr. Fry’s last day of employment will be November 15, 2013. Mr. Fry has served Alion since 2004, and Mr. Fry expects to continue to serve Alion as a consultant after his retirement takes effect. Mr. Fry is a named executive officer of Alion.

Item 8.01 Other Events.

Alion has appointed Mr. Rod Riddick as Alion’s Sector Manager, EISS, effective November 1, 2013. Mr. Riddick has been Alion’s Deputy Sector Manager, EISS, since 2008. He has supported the U.S. Navy in various capacities for over 40 years, and he has served Alion since Alion acquired John J. McMullen Associates, Inc. in 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2013	ALION SCIENCE AND TECHNOLOGY CORPORATION

	By:	/s/ Thomas E. McCabe
Name: Thomas E. McCabe
Title: General Counsel

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